UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 Or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2009

Signature Exploration and Production Corp.
 (Exact name of Registrant as specified in its charter)
____________________

Delaware (State or other Jurisdiction of Incorporation or organization)	333-382580 (Commission File Number)	59-3733133 (IRS Employer I.D. No.)
___________________________

3200 Southwest Freeway, Suite 3300
Houston, TX 77027

(Address, including zip code, and telephone and facsimile numbers, including area code, of registrant’s executive offices)
___________________________

NA
(Former name, former address and former fiscal year, if changed since last report)

This current report on Form 8-K/A amends and restates the current report on Form 8-K filed by the issuer on October 4, 2009.  The original Employment Agreement did not include a limitation on the sale of stock previously owned by the Executive. This language has been added to Section 2.2(b) of the employment agreement included with this filing as Exhibit 10.1.

Item 1.01 Entry into a Material Definitive Agreement

The information contained in Item 5.02 of this Current Report regarding the issuance of convertible promissory notes is incorporated by this reference into this Item 1.01.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 14, 2006, the Board of Directors appointed Steven W. Weldon as the Chairman of the Board of the Company. Mr. Weldon, a Certified Public Accountant, was appointed to serve as Chief Financial Officer and was elected to serve as a director of the Company in September 2005. Prior to joining Signature Exploration and Production Corp., Mr. Weldon was the Tax Manager for Westgate Resorts, Ltd., a timeshare developer, from July 2000 to February 2006. From September 2005 to November 2007, Mr. Weldon served as the Chief Financial Officer of Inverted Paradigms Corp., a publicly traded software developer. Mr. Weldon was an adjunct professor at Florida Southern College from 2002 to 2005. Since May 2005, Mr. Weldon has served as the president, sole stockholder and director of Steven W. Weldon, PA, a public accounting firm providing tax, accounting, and consulting services. Mr. Weldon received his Bachelor of Science degree and his Masters in Business Administration from Florida Southern College.

Mr. Weldon has entered into an Employment Agreement with Signature Exploration and Production Corp. for a three year term beginning September 29, 2009.  Mr. Weldon will be compensated with an annual salary of $30,000.00 and 3,600,000 shares of restricted common stock, payable over the term of the contract. The Employment Agreement is attached as Exhibit 99.1.

Item 3.02 Unregistered Sales of Equity Securities

The information contained in Item 5.02 of this Current Report regarding the issuance of convertible promissory notes is incorporated by this reference into this Item 3.02.

Item 9.01 Financial Statements and Exhibits

The following exhibit is filed as part of this current report.

Exhibit 10.1    Employment Agreement

SIGNATURE PAGE

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Signature Exploration and Production Corp.

Dated: November 20, 2009	By:	/s/ Steven Weldon
Steven Weldon
Chief Financial Officer and Director